Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement” or “SPA”) is made and entered into as of May 13, 2022 by and between (i) Reddington Partners LLC (the “Purchaser”), and (ii) G. Reed Petersen Revocable Trust (the “Seller”). The Purchaser and the Seller are sometimes referred to herein individually as a “Party” and, together, as the “Parties”.

RECITALS:

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all 1,000 issued and outstanding Series A Preferred Shares owned by Seller (the “Shares”) in Myson, Inc., an Oklahoma corporation, symbol MYSN ( “MYSN” or the “Company”), in exchange for Four Hundred Ninety-Five Thousand Dollars ($495,000) (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”); and

WHEREAS, the Shares are owned beneficially and of record by the Seller as of the date of this Agreement, and will be as of the Closing;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants, and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I. THE SHARE PURCHASE

Section I.01 Purchase and Sale of Shares. At the Closing (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, the Shares, free and clear of all liens (other than potential restrictions on resale under applicable securities laws).

Section I.02 Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, the Escrow Agent shall deliver the Purchase Price in accordance with instructions of the Seller, by wire transfer. The Seller shall direct the Escrow Agent to release to the Purchaser the Certificates or Instructions (as applicable) concurrently with the Escrow Agent’s delivery of the Purchase Price.

Section I.03 Company Shareholder Consent. The Seller hereby approves, authorizes, and consents to the performance by the Company of its obligations hereunder and under the Closing Documents, and the consummation by the Company of the transactions contemplated hereby and thereby. Seller acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) and any other agreement in respect of the Company to which the Seller is a party and all applicable Laws.

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Section 1.04 Exclusivity. Upon the execution of this SPA and Escrow Agent’s receipt of the Deposit, and prompt receipt of the Due Diligence (“DD”) documents, the Purchaser shall have until the close of business on May 11, 2022 to accept or reject the purchase of the Company, unless extended by mutual consent (the “Exclusive Period”). The Seller, including its principal owner, affiliates and representatives, shall not solicit or initiate, or participate in any discussions or negotiations with, or provide any information to any other potential purchasers for the Shares of the Company during the Exclusive Period and until the earlier of (i) the Closing of the purchase of the Shares by Purchaser, or (ii) Purchaser not accepting the DD.

Article II. CLOSING

Section II.01 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the first (1st) Business Day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Seller may agree BUT IN NO EVENT LATER THAN MAY 16, 2022 UNLESS OTHERWISE AGREED BY THE PARTIES, unless the delay is caused by the Party who is not in compliance with the terms of this Agreement (the date and time at which the Closing is actually held being the “Closing Date”); provided however, that if the delay in Closing is because the Purchaser has not deposited the full Purchase Price with the Escrow Agent on or before May 13, 2022, and provided that the DD has been accepted by the Purchaser, then (a) the Deposit (as defined in the Escrow Agreement) will be released from escrow by the Escrow Agent, and paid to the SELLER, irrevocably, and credited against the Purchase Price. and (b) the Closing Date shall automatically be extended for ten (10) business days.

Section II.02 Escrow Agreement. The terms and conditions of the Escrow Agreement, which was previously signed by the Parties hereto, are hereby incorporated into this Agreement and shall remain in full force and effect, unless and to the extent amended by this Agreement.

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Article III. CLOSING CONDITIONS

Section III.01 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of the following conditions:

(a)	Requisite Regulatory Approvals. All Consents required to be obtained from or made with any governmental authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(b)	No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law (whether temporary, preliminary, or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(c)	Resignations of Current Officers and Directors. The current sole officer and director of the Company shall deliver at the Closing his resignation from all offices and positions and shall acknowledge that no amounts are due or owing to him.

(d)	No Litigation. There shall not be any pending action brought by a third-party non-affiliate to enjoin or otherwise restrict the consummation of the Closing.

(e)	Legal Opinion. The Seller shall have delivered a legal opinion from Oklahoma attorneys, satisfactory to the Purchaser, that the reincorporation from Nevada to Oklahoma was exempt from registration under the Securities Act of 1933, properly completed in accordance with Oklahoma law, and that the Company is the publicly-held issuer with the shareholder base emanated from a Nevada corporation known as Myson Group, Inc.

Section III.02 Conditions to Obligations of the Seller. In addition to the conditions specified in Section 3.01, the obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Seller) of the following conditions:

(a)	Payment of Purchase Price. Subject to the provisions of Section 2.01 herein, at the Closing, the Purchaser shall instruct the Escrow Agent to deliver the Purchase Price, by wire transfer, as instructed by the Seller.

Section III.03 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 3.01, the obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a)	Share Certificates and Transfer Instruments. The Purchaser shall have received the Shares in certificate form from the Seller, as evidenced by executed instruments of transfer in respect of the Shares in favor of the Purchaser (or its nominees) and in form acceptable for transfer on the books of the Company, i.e., via stock power with signature notarized or medallion guaranteed.

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Section III.04 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such the failure of such Party or its affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article IV. PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants to the Seller as follows:

Section IV.01 Authorization; Binding Agreement. The Purchaser has all requisite authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

Section IV.02 Governmental Approvals. No consent of or with any governmental authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with the OTC Markets with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

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Section IV.03 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the organizational documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

Section IV.04 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’ representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirm, that the Shares to be acquired by the Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

Section IV.05 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Seller and have had an opportunity to ask questions and review the Company’s Financial Statements. The foregoing, however, does not limit or modify the representations and warranties of the Seller in Article V of this Agreement or the right of the Purchaser to rely on the Seller’s warranties and representations in this Agreement.

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Section IV.06 Restricted Securities. The Purchaser understand that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledge that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale. The Purchaser further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’ control, and which the Company is under no obligation and may not be able to satisfy.

Section IV.07 Legends. The Purchaser understand that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends. Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Section IV.08 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section IV.09 No General Solicitation. None of the Seller, the Company, and any of its officers, directors, employees, agents, stockholders, or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

Article V. SELLER REPRESENTATIONS AND WARRANTIES

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The Seller and its principal G. Reed Petersen hereby represent and warrant to the Purchaser, jointly and severally, as follows:

Section V.01 Due Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company. The Company issued to the Seller 10,000,000 Nevada Preferred Shares, pursuant to authority granted in that certain Order Appointing Custodian entered June 20, 2021 (the “Appointing Order”), by the Eighth Judicial District Court of Nevada, in and for Clark County (the “Court”), case number A-21-832160-P (the “Custodial Action”). The Company then filed with the Court a Motion to Terminate Custodianship, and the Court ended the Custodianship in Nevada on February 28, 2022 (the “Closing Order”). The Company then reincorporated in Oklahoma on July 21, 2021, and the Nevada Preferred Shares were reissued to the Seller as 1,000 Series A Preferred Shares. Seller has provided Purchaser with a copy of such Court-filed documents. The Company and the Seller have full authority to perform in accordance with this Agreement.

Section V.02 Authorization; Binding Agreement. The Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed, and delivered by the Seller, assuming the due authorization, execution, and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

Section V.03 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company or the Seller is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction in which the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with OTC Markets with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act, the Exchange Act and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

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Section V.04 Non-Contravention. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the organizational documents of the Company, (b) conflict with or violate any Law, Order or Consent applicable to the Seller or the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Company.

Section V.05 Capitalization.

(a)	The authorized capital of the Company consists, as of the date if this Agreement and immediately prior to the Closing, of:

	(i)	480,000,000 shares of common stock, $.00001 par value per share (the “Common Stock”), of which 133,284 shares are issued and outstanding as of the date of this Agreement and will be as of the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

	(ii)	20,000,000 Series A Preferred Shares, par value $.00001 per share, of which 1,000 Preferred Shares are issued and outstanding, all of which are owned by the Seller, and are the Shares being acquired by the Purchaser, and by the terms of which the Seller has now, and the Purchaser will acquire as of the Closing, the absolute power to change management of the Company, to amend the Company’s corporate charter and ByLaws, and to otherwise effect any corporate changes intended by the Purchaser.

(b)		The Company has not reserved any shares of Common Stock or Preferred Stock for issuance to officers, directors, employees, and consultants of the Company. The Company has not adopted or approved any equity incentive plan that authorizes the Board of Directors to award any shares or rights to purchase or receive cash payments relating to the equity securities of the Company (a “Plan”).

(c) No shares of Company equity securities have been issued pursuant to restricted stock purchase agreements, options or warrants, and no options, warrants or agreements to purchase equity securities have been granted and are currently outstanding immediately prior to Closing and as of the Closing Date. There are no existing rights by any Person to purchase, convert into or otherwise receive any shares of Common Stock or Preferred Stock.

Section 5.06  Subsidiaries. The Company has no subsidiaries or any other interest in any other entity. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The Company has not guaranteed any debt of any kind of any other entity.

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Section 5.07 Valid Issuance of Shares. The Shares when issued to and purchased by Seller from the Company were validly issued, fully paid and nonassessable. The Shares were issued in compliance with all applicable federal and state securities laws. The purchase price paid by Seller for the Shares, when issued to Seller, was fair and reasonable and Seller complied with all fiduciary duties applicable to Seller in connection with such issuance and purchase.

Section 5.08 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Seller’s knowledge, currently threatened or outstanding (i) against the Company, the Seller or any officer or director of the Company; (ii) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Company.

Section 5.09 Financial Statements. The Company’s audited financial statements as of July 31, 2021 and the unaudited financial statements as of January 31, 2022 (the “Financial Statements”), previously filed with the SEC, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates therein indicated. The Company has maintained a standard system of accounting established and administered in accordance with GAAP.

Section 5.10 Current Filings with SEC. As of the Closing Date, the Seller shall have caused the Company to continue to be current with all periodic filings and other disclosures required by the SEC, and shall have maintained its listing on OTC Markets as current, showing two-sided quotations with the symbol MYSN, and in good standing. Before the Closing there shall have been at least one trade of MYSN common stock reported by OTC Markets. The Company currently reports with the SEC as a “shell,” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As of the Closing, there will be no filing or disclosure required of the Company or Seller by the SEC that has not been filed, including in connection with the transactions contemplated by this Agreement. All such filings are and will be true, complete and correct in all material respects and do not and will not omit any material information. At the Closing, the Seller will deliver all SEC passcodes to the Purchaser. The Company is a Section 12g SEC-reporting issuer, and has no SEC actions pending or threatened against it. Before the Closing, the Company shall file an amended Form 10-Q for the quarter ended January 31, 2022, to correct the statement that it has not filed all reports required to be filed within the past 12 months or such shorter period of time during which it was required to file reports.

Section 5.11 No Obligations or Liabilities. As of the Closing Date, the Company will have no liabilities or obligations, contingent or otherwise, of any nature or kind, including any debts or liabilities for professional fees. Since the date of the Financial Statements, the Company has not incurred any debt, obligation or liability or any nature or kind, whether fixed or contingent, known, or unknown. There is no employee benefit plan maintained, established, or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

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Section 5.12 Tax Returns and Payments. The Company has filed all Federal and state tax returns, and there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. As of the Closing, the Company will have filed all federal, state, county, local and foreign tax returns required to have been filed by it; there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Seller has paid, or will pay when due, all taxes due from or payable by the Company for any period prior to the Closing Date.

Section 5.13 Corporate Documents. The minute books and share record books of the Company, all of which are in the possession of the Company, and have been made available to Purchaser, are complete and correct in all material respects.

Section 5.14 Environmental and Safety Laws. The Company is and has been in compliance with all applicable environmental laws.

Section 5.15 Disclosure. The Seller has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Seller contained in this Agreement, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

Article VI. TERMINATION AND EXPENSES

Section VI.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)	by mutual written consent of the Purchaser and the Seller; or

(b)	by written notice by either the Purchaser or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.01(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

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Section VI.02 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 6.01 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 6.01 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, and nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any fraud claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Article VI, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 6.01.

Section 6.03 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, except the fees of the Escrow Agent which have been paid by Purchaser. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Closing Document related hereto and all other matters related to the consummation of this Agreement.

Article VII. RELEASES

7.1 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Seller, on behalf of itself, its principal shareholder and his and its Affiliates, respectively (the “Releasing Persons”), release and discharge the Company and the Purchaser from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Company or the Purchaser arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, the Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Company, the Purchaser, or their respective Affiliates, based upon any matter purported to be released hereby.

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SURVIVAL AND INDEMNIFICATION

Section VII.01 Survival. All representations and warranties of the Seller contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the third (3rd) anniversary of the Closing Date. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 8.01, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Seller contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments, and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 8.02 other than clauses (i) or (ii) thereof may be made at any time.

Section VII.02 Indemnification by the Seller. Subject to the terms and conditions of this Article VIII, from and after the Closing, the Seller, the Seller and its respective affiliates (with respect to any claim made under this Section 8.02 (the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (with respect to any claim made under this Section 8.02 (the “Indemnified Parties”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by the Seller set forth in this Agreement or in any certificate delivered by the Seller pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of the Seller set forth in this Agreement or in any certificate delivered by the Seller pursuant to this Agreement; (iii) any Action by Person(s) who were holders of equity securities of the Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (iv) any Fraud Claims.

Section VII.03 Limitations and General Indemnification Provisions.

(a)	Solely for purposes of determining the amount of Losses under this Article VIII (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Closing Document that are qualified by materiality or words of similar import or effect will be deemed to have been made without any such qualification.

(b)	No investigation or knowledge by an Indemnified Party its Representatives of a breach of a representation, warranty, covenant, or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VIII, with respect thereto.

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(c)	The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

(d)	Notwithstanding anything in this Agreement to the contrary, Seller shall not be liable for any indemnification in excess of the Purchase Price of the Shares.

Section VII.04 Indemnification Procedures.

(a)	In order to make a claim for indemnification hereunder, the Purchaser must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to Indemnifying Parties).

(b)	In the case of any claim for indemnification under this Article VIII arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Seller must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Parties promptly (but in no event later than ten (10) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnifying Parties will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by Indemnifying Parties, unless (i) the Indemnifying Parties fails to acknowledge fully to the Purchaser the obligations of the Indemnifying Parties to such Indemnified Party within ten (10) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnifying Parties and the Purchaser in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim or (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Parties. If the Indemnifying Parties elect, and are entitled, to compromise or defend such Third Party Claim, they will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser of their intent to do so, and Indemnifying Parties and the Indemnified Party will, at the request and expense of Indemnifying Parties, cooperate in the defense of such Third Party Claim. If Indemnifying Parties elects not to, or at any time is not entitled under this Section 8.04 to, compromise or defend such Third Party Claim, fails to notify the Purchaser of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser may pay, compromise, or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Purchaser without the prior written consent of Indemnifying Parties (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Indemnifying Parties’ right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnifying Parties’ right to compromise or settle in accordance with the immediately preceding sentence, Indemnifying Parties may not settle or compromise any Third Party Claim over the objection of the Purchaser; provided, however, that consent by the Purchaser to settlement or compromise will not be unreasonably withheld, delayed, or conditioned. The Purchaser will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Parties’ right to direct the defense.

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(c)	With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Parties will have a period of ten (10) days after receipt of the Claim Notice to respond thereto. If Indemnifying Parties do not respond within such ten (10) days, Indemnifying Parties on behalf of Indemnifying Parties will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VIII and will have no further right to contest the validity of such Claim Notice. If Indemnifying Parties respond within such ten (10) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Purchaser will be free to pursue such remedies as may be available under this Agreement, any Closing Documents or applicable Law.

Section VII.05 Exclusive Remedy. From and after the Closing, except with respect to fraud claims related to the negotiation or execution of this Agreement or claims seeking injunctions or specific strict performance, indemnification pursuant to this Article VIII shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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Article VIII. MISCELLANEOUS

Section VIII.01 Purchaser Representative. The Purchaser hereby appoints Henrik Rouf (the “Purchaser Representative”) as its personal representative under a power of attorney to act on their behalf and to execute and perform all of the Purchaser’ duties and obligations hereunder, including the execution of this Agreement. All notices and demands shall be sent to the Personal Representative and any notice or demand sent to the Purchaser Representative shall be deemed to have been delivered to the Purchaser. Any act or approval provided by the Purchaser Representative shall be deemed to be an act or approval provided by the Purchaser.

Section VIII.02 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile, email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

To Purchaser: hrouf@pacificwavepartners.com

Copy to: johnl@johnlowylaw.com

To Seller: greedp@gmail.com

Section VIII.03 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

Section VIII.04 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

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Section VIII.05 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.05) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.05. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute; the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Nevada, Time shall be of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Closing Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Clark County, Nevada. The language of the arbitration shall be English.

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Section VIII.06 Governing Law; Jurisdiction. This Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 9.05, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York City, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Subject to Section 9.05, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.02. Nothing in this Section 9.06 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section VIII.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

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Section VIII.08 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 9.09 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

Section 9.10 Amendment. This Agreement may be amended, supplemented, or modified only by execution of a written instrument signed by the Purchaser and the Seller.

Section 9.11 Waiver. The Purchaser and the Seller, may in their sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, or (ii) waive any inaccuracy in the representations and warranties by, or compliance with, any covenant or condition of such other non-Affiliated Party contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.12 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

Section 9.13 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.14 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser: Reddington Partners LLC

/Henrik Rouf/

Henrik Rouf, Managing Member

Seller:
G. Reed Petersen Revocable Trust

/G. Reed Petersen/

G. Reed Petersen

/G. Reed Petersen/

G. Reed Petersen, Individually, as to the Seller’s warranties and representations in this Agreement

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